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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY
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                              The Gillette Company,
                                     Issuer

                                       To

                                 Bank One, N.A.,
                                     Trustee


                                     -------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 6, 2002

                           Supplementing the Indenture

                           Dated as of April 11, 2002


                                     -------


                                  $250,000,000

                          4.125% Senior Notes due 2007


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                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS AND OTHER PROVISONS OF GENERAL APPLICATION..........2
   Section 1.01. DEFINITIONS..............................................2
   Section 1.02. SECTION REFERENCES.......................................2

ARTICLE II DESIGNATION AND TERMS OF THE NOTES.............................2
   Section 2.01. ESTABLISHMENT OF SERIES..................................2
   Section 2.02. VARIATIONS IN TERMS OF NOTES.............................3
   Section 2.03. AMOUNT AND DENOMINATIONS; THE DEPOSITARY; FORM...........3
   Section 2.04. INTEREST RATES AND INTEREST PAYMENT DATES................3
   Section 2.05. FORM AND OTHER TERMS OF THE NOTES........................4
   Section 2.06. NO REDEMPTION, NO SINKING FUND...........................4
   Section 2.07. DEFEASANCE...............................................4
   Section 2.08. CONSOLIDATION, MERGER AND SALE OF ASSETS.................4

ARTICLE III MISCELLANEOUS.................................................4
   Section 3.01. EFFECT ON ORIGINAL INDENTURE.............................4
   Section 3.02. COUNTERPARTS.............................................5
   Section 3.03. RECITALS.................................................5
   Section 3.04. GOVERNING LAW............................................5



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         This First Supplemental Indenture, dated as of August 6, 2002, between
The Gillette Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at Prudential Tower Building, Boston, Massachusetts 02199, and Bank One, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee"), having its Corporate Trust Office at 153 West 51st Street, New York, New York, 10019.


                                   WITNESSETH:

         WHEREAS, the Company and the Trustee entered into an Indenture, dated as of April 11, 2002 (the "Original Indenture"), pursuant to which one or more series of debt securities of the Company (the "Securities") may be issued from time to time; and

         WHEREAS, Section 301 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

         WHEREAS, Section 901(7), Section 901(2) and Section 901(5) of the Original Indenture provide that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series, to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities; and

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "4.125% Senior Notes due 2007" and amending and adding certain provisions thereof for the benefit of the Holders thereof; and

         WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture for the purposes set forth in Sections 301 and 901 of the Original Indenture as referred to above; and

         WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this First Supplemental Indenture; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

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         For and in consideration of the purchase of the Notes (as defined below) to be issued hereunder by Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISONS OF GENERAL APPLICATION

Section 1.01.  DEFINITIONS

         All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this First Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture."

         "Depositary" shall have the meaning specified in Section 2.03 hereof.

         "Interest Rate" shall have the meaning set forth in Section 2.04(a) hereof.

         "Interest Payment Date" shall have the meaning set forth in Section 2.04(a) hereof.

         "Note" and "Notes" shall have the meanings set forth in Section 2.01.

         "Original Issue Date" shall mean the date upon which the Notes (as hereinafter defined) are initially issued by the Company, such date to be set forth on the face of each of the Notes.

         "Record Date" shall mean the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

         "Stated Maturity" shall mean August 30, 2007.

Section 1.02.  SECTION REFERENCES

         Each reference to a particular section set forth in this First Supplemental Indenture shall, unless the context otherwise requires, refer to this First Supplemental Indenture.

                                   ARTICLE II

                       DESIGNATION AND TERMS OF THE NOTES

Section 2.01.  ESTABLISHMENT OF SERIES


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         There is hereby created a series of Securities to be known and designated as the 4.125% Senior Notes due 2007 (collectively, the "Notes" and individually, a "Note"), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

Section 2.02.  VARIATIONS IN TERMS OF NOTES

         Subject to the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

Section 2.03.  AMOUNT AND DENOMINATIONS; THE DEPOSITARY; FORM

         The initial principal amount of Notes that may be issued under this First Supplemental Indenture is limited to $250,000,000. Without the consent of the Holders of the Notes, the Company may from time to time issue additional Securities in unlimited principal amounts having the same ranking and the same interest rate, maturity and other terms as the Notes, which additional Securities shall constitute Notes hereunder and which, together with the Notes, shall constitute a single series of Securities for purposes of the Original Indenture. The authorized denominations of Notes shall be $1,000 or integral multiples of $1,000. The Notes shall be denominated and payable in U.S. dollars.

         The Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of The Depository Trust Company or its successor ("Depositary"), or its nominee who is hereby designated as "Depositary" under the Original Indenture. The Notes will be initially issued as Global Securities.

Section 2.04.  INTEREST RATES AND INTEREST PAYMENT DATES

         (a) The Notes shall bear interest at the annual rate of 4.125% (the "Interest Rate") until the principal thereof is paid or duly made available for payment. Interest on the Notes will be payable semi-annually in arrears on February 28 and August 30 of each year (each, an "Interest Payment Date"), commencing on February 28, 2003. Such interest will be payable to the Holder thereof as of the related Record Date.

         (b) The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following paragraph, the amount of interest payable for any period shorter or longer than a full six-month period for which interest is computed will be computed on the basis of 30-day months, except that, during any partial month, interest will be computed on the basis of the actual number of days elapsed in such month.



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         (c)      If any Interest Payment Date or date of Stated Maturity would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date or date of Stated Maturity will be made on the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date or date of Stated Maturity to the date of such payment on the next succeeding Business Day, in each case with the same force and effect as if made on such date.

Section 2.05.  FORM AND OTHER TERMS OF THE NOTES

         Attached hereto as EXHIBIT A is the form of Note, which form is hereby established as the form in which Notes may be issued.

Section 2.06.  NO REDEMPTION, NO SINKING FUND

         The Notes are not subject to redemption or repayment, in whole or in part, at any time, whether at the option of the Company or Holders of the Notes, prior to the Stated Maturity. The Notes are not entitled to the benefit of any sinking fund or analogous provision.

Section 2.07.  DEFEASANCE

         Subject to the conditions of Article 13 of the Original Indenture, the Notes shall be defeasible pursuant to Section 1302 of the Original Indenture.

Section 2.08.  CONSOLIDATION, MERGER AND SALE OF ASSETS

         Solely for the benefit of the Notes, and no other series of Securities, subparagraph (1) of Section 801 of the Original Indenture shall be deemed to be amended to read in its entirety, as follows:

                  "(1) in case the Company shall consolidate with or merge into another Person or convey or transfer its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Person, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;".



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                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.01.  EFFECT ON ORIGINAL INDENTURE

         The First Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this First Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

Section 3.02.  COUNTERPARTS

         This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

Section 3.03.  RECITALS

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.04.  GOVERNING LAW

         This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.



                [Remainder of this page intentionally left blank]



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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date and year first written above.

                                           THE GILLETTE COMPANY



                                           By:  /s/ Gian Camuzzi
                                                -------------------------------
                                           Name:  Gian Camuzzi
                                           Title:  Vice President and Treasurer

                                           BANK ONE, N.A., as Trustee



                                           By: /s/ Michael Pinzon
                                               --------------------------------
                                           Name:  Michael Pinzon
                                           Title: Authorized Signatory


















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Commonwealth of Massachusetts    )
                                 ) ss:
County of Suffolk                )

         On the 6th day of August, 2002, before me personally came Gian Camuzzi, to me known, who, being by me duly sworn, did depose and say that he/she is Vice President and Treasurer of The Gillette Company, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.


                                      /s/ Elizabeth A. Wilson
                                      __________________________________________
                                      Elizabeth A. Wilson, Notary Public
                                      My Commission Expires:  1/24/08




State of New York.     )
                       ) ss:
County of New York     )

         On the 5th day of August, 2002, before me personally came Michael Pinzon, to me known, who, being by me duly sworn, did depose and say that he/she is an officer of Bank One, N.A., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he/she signed his name thereto by like authority.


                                      /s/ Mark E. Davis
                                      __________________________________________
                                      Mark E. Davis
                                      Notary Public, State of New York
                                      Reg. No. 01 DA6 004466
                                      Qualified in New York City
                                      My Commission Expires:  March 23, 2006












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                                    EXHIBIT A
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                                  Form of Note

























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